EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Announces $3.7 Million Private Placement

Coeur d’Alene, Idaho – August 13, 2020 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) has arranged a non-brokered private placement offering of up to US$3,700,000 of Units of the Company at a price of US$0.11 per Unit solely to persons or institutions who qualify as accredited investors (the "Offering") under Rule 506(b) of Regulation D promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is subject to approval by the TSX Venture Exchange.

Each Unit consists of one share of common stock of the Company and one common share purchase warrant (each a “Warrant”), with each Warrant exercisable to acquire an additional share of common stock of the Company at a price of US$0.20 per share until the warrant expiration date of August 15, 2023.

Crescat Capital has agreed to subscribe to US$1,800,000 of the offering.

Finders’ fees may be payable with respect to subscriptions accepted by the Company, and consulting fees may be payable by the Company in relation to the Offering.  Certain insiders may participate in the Offering.

The Company plans to use the net proceeds of the Offering for exploration on its Nevada gold projects, primarily drilling Lookout Mountain on the prolific Battle Mountain-Eureka Trend, and for general corporate purposes.

The securities offered in the Offering have not been registered under the Securities Act or the securities laws of any state of the United States and may not be offered or sold absent such registration or an applicable exemption from such registration requirements. This press release does not constitute an offer to sell or a solicitation of an offer to buy securities nor shall there be any sale of the securities referenced herein in any state or other jurisdiction in which such offer, solicitation or sale is not permitted. The securities referenced herein have not been approved or disapproved by any regulatory authority.

About Timberline Resources:

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada. These include the Lookout Mountain and the Windfall projects, both in the Eureka district. The Company is also operator of the Paiute joint venture project with Nevada Gold Mines in the Battle Mountain district.  These properties all lie on the prolific Battle Mountain-Eureka gold trend.  Timberline also controls the Seven Troughs property in Northern Nevada, which is one of the state's highest-grade former gold producers. Timberline controls over 43 square miles (27,500 acres) of mineral rights in Nevada.  Detailed maps and NI 43-101 estimated resource information for the Eureka property and NI 43-101 technical reports for the Paiute project may be viewed at http://timberlineresources.co/.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Forward-looking Statements: Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These include, but are not limited to, statements regarding the advancement of projects, and exploration potential.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to risks involving forward-looking statements include, but are not limited to, changes in the Company’s business and other factors, including risk factors discussed in the Company's Form 10-Q for the quarter ended March 31, 2020.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accept responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Steven A. Osterberg

President and CEO

Tel:   208-664-4859

E-mail:  info@timberline-resources.com

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